UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: February 26, 2015
(Date of earliest event reported)

A. M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523
(Address of principal executive offices)

Registrant's telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 26, 2015, the Board of Directors of A. M. Castle & Co. (the “Company”) appointed A. Jeffrey Zappone, 48, a Senior Managing Director of Conway MacKenzie, Inc. (“Conway MacKenzie”), to serve as the Company’s Interim Chief Operating Officer, effective immediately. Mr. Zappone has over twenty years of experience in restructuring, reorganization and turnaround management. He has served as a Senior Managing Director of Conway MacKenzie, a financial and management consulting firm, since 2002. Mr. Zappone has served as a financial advisor as well as Interim Chief Executive Officer, Chief Restructuring Officer and Interim Chief Financial Officer to companies in manufacturing, distribution and service industries. His experience spans a wide range of industries including manufacturing, machining, fabrication, processing and forging metals, automotive, warehousing and distribution, transportation, aerospace, commercial finance and leasing, retail, services, consumer products, food and beverage, paper products and solar energy.
The Company will pay Conway MacKenzie a monthly fee of $90,000 in connection with Mr. Zappone’s service as its Interim Chief Operating Officer, and will pay Conway MacKenzie additional fees based on hourly rates for other Conway MacKenzie personnel. Mr. Zappone is not separately compensated by the Company for serving as its Interim Chief Operating Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.M. CASTLE & CO.

/s/ Marec E. Edgar
March 4, 2015	By:	Marec E. Edgar
Vice President, General Counsel & Secretary

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